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                                                     Exhibit (23)
                                                     Unicom Corporation
                                                     Form 8-K  File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 26, 1996 on Unicom Corporation and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1995, included as an Exhibit to this Form 8-K Current Report of Unicom Corporation dated January 26, 1996, into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment
No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), and Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan). We also consent to the application of our report to Commonwealth Edison Company and subsidiary companies' ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1995, 1994 and 1993 appearing in Exhibit 99 of this Form 8-K.



                                         ARTHUR ANDERSEN LLP



Chicago, Illinois
January 26, 1996